EXHIBIT 99.1

COLONY CAPITAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On December 10, 2019, certain affiliates of Colony Capital, Inc. (the “Company”) completed the sale to certain affiliates of The Blackstone Group Inc. (the “Purchaser”) of (i) all of the Seller’s interests (the “Light Industrial Interests”) in the Company’s light industrial portfolio and (ii) certain of the Company’s tangible and intangible assets used in connection with its management and operation of the Company's industrial portfolio (the “Management Platform”), for an aggregate gross sales price of approximately $5.7 billion. The Company received aggregate net proceeds, after debt settlement, transaction and other costs, of $1.2 billion, for its interest in the Light Industrial Interests and the sale of the Management Platform.
The following pro forma condensed consolidated financial statements and notes thereto are based upon the historical financial condition and results of operations of the Company and give effect to: (i) disposition of the Company’s Light Industrial Interests and the Management Platform (the “Disposition”); (ii) realization of carried interest, which is a disproportionate allocation of net income to the Company as general partner of its industrial closed-end and open-end funds in connection with the disposition of the Company’s light industrial portfolio; and (iii) payment of compensation triggered by the Disposition.
The pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of the Company’s financial position or results of operations had the Disposition been completed as of the beginning of the earliest period presented, nor are they indicative of the Company’s future financial condition or results of operations.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 is presented as if the Disposition had closed on September 30, 2019. The unaudited pro forma condensed consolidated statements of operations for each of the three years in the period ended December 31, 2018 are presented as if the Disposition had closed on January 1, 2016, the beginning of the earliest period presented. The unaudited consolidated statement of operations for the nine ended September 30, 2019 reflecting the Disposition as discontinued operations was included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.
The pro forma adjustments are based upon available information and assumptions that the Company's management believes are reasonable and factually supportable, and are directly attributable to the Disposition, and for purposes of the pro forma statements of operations, are expected to have a continuing impact. Actual amounts could differ materially from these estimates. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto in Item 15 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

COLONY CAPITAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2019
(In thousands)

	As Reported	Adjustments		Pro Forma
Assets
Cash and cash equivalents	$455,330	$1,164,217	(a)	$1,619,547
Restricted cash	257,435	35,000	(b)	292,435
Real estate, net	9,722,420	—		9,722,420
Loans receivable, net	1,454,199	—		1,454,199
Equity and debt investments	2,291,121	—		2,291,121
Goodwill	1,374,809	—		1,374,809
Deferred leasing costs and intangible assets, net	438,365	—		438,365
Assets held for sale	5,560,203	(4,165,033)	(c)	1,395,170
Other assets	516,964	—		516,964
Due from affiliates	53,148	—		53,148
Total assets	$22,123,994	$(2,965,816)		$19,158,178
Liabilities
Debt, net	$8,666,108	$—		$8,666,108
Accrued and other liabilities	923,432	—		923,432
Intangible liabilities, net	95,502	—		95,502
Liabilities related to assets held for sale	2,334,643	(2,039,758)	(c)	294,885
Due to affiliates	36,285	—		36,285
Dividends and distributions payable	86,588	—		86,588
Total liabilities	12,142,558	(2,039,758)		10,102,800
Commitments and contingencies
Redeemable noncontrolling interests	5,987	—		5,987
Equity
Stockholders’ equity:
Preferred stock	1,407,495	—		1,407,495
Common stock
Class A	4,871	—		4,871
Class B	7	—		7
Additional paid-in capital	7,538,356	3,400	(d)	7,541,756
Distributions in excess of earnings	(3,307,886)	450,258	(e)	(2,857,628)
Accumulated other comprehensive income	20,888	2,802	(f)	23,690
Stockholders’ equity	5,663,731	456,460		6,120,191
Noncontrolling interests in investment entities	3,855,334	(1,431,785)	(c)	2,423,549
Noncontrolling interests in Operating Company	456,384	49,267	(g)	505,651
Total equity	9,975,449	(926,058)		9,049,391
Total liabilities, redeemable noncontrolling interests and equity	$22,123,994	$(2,965,816)		$19,158,178

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

COLONY CAPITAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2018
(In thousands, except per share data)

	As Reported	Adjustments		Pro Forma
Revenues
Property operating income	$2,247,740	$(287,181)	(h)	$1,960,559
Interest income	215,367	(779)	(h)	214,588
Fee income	151,821	(7,378)	(i)	144,443
Other income	50,348	(2,996)	(h)	47,352
Total revenues	2,665,276	(298,334)		2,366,942
Expenses
Property operating expense	1,233,659	(83,003)	(h)	1,150,656
Interest expense	595,551	(42,713)	(h)	552,838
Investment and servicing expense	67,420	(307)	(h)	67,113
Transaction costs	7,266	—		7,266
Placement fees	7,849	(234)	(h)	7,615
Depreciation and amortization	572,406	(129,104)	(h)	443,302
Provision for loan loss	43,034	—		43,034
Impairment loss	588,223	(948)	(h)	587,275
Compensation expense—cash and equity-based	225,038	(11,156)	(h)	213,882
Compensation expense—carried interest and incentive fee	12,181	(4,696)	(i)	7,485
Administrative expenses	97,000	(4,569)	(h)	92,431
Total expenses	3,449,627	(276,730)		3,172,897
Other income (loss)
Gain on sale of real estate	167,231	(7,633)	(h)	159,598
Other gain, net	51,706	—		51,706
Equity method losses	(9,401)	(200)	(i)	(9,601)
Equity method earnings—carried interest	19,961	(10,436)	(i)	9,525
Loss before income taxes	(554,854)	(39,873)		(594,727)
Income tax benefit	59,781	189	(h)(i)	59,970
Loss from continuing operations	(495,073)	(39,684)		(534,757)
Loss from discontinued operations	(102)	—		(102)
Net loss	(495,175)	(39,684)		(534,859)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	(3,708)	—		(3,708)
Investment entities	67,994	(21,305)	(h)	46,689
Operating Company	(39,854)	(1,117)	(h)(i)	(40,971)
Net loss attributable to Colony Capital, Inc.	(519,607)	(17,262)		(536,869)
Preferred stock redemption	(3,995)	—		(3,995)
Preferred stock dividends	117,097	—		117,097
Net loss attributable to common stockholders	$(632,709)	$(17,262)		$(649,971)
Basic loss per share
Loss from continuing operations per basic common share	$(1.28)			$(1.31)	(j)
Net loss per basic common share	$(1.28)			$(1.31)	(j)
Diluted loss per share
Loss from continuing operations per diluted common share	$(1.28)			$(1.31)	(j)
Net loss per diluted common share	$(1.28)			$(1.31)	(j)
Weighted average number of shares:
Basic	496,993			496,993
Diluted	496,993			496,993

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

COLONY CAPITAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2017
(In thousands, except per share data)

	As Reported	Adjustments		Pro Forma
Revenues
Property operating income	$2,113,837	$(240,782)	(h)	$1,873,055
Interest income	416,625	(391)	(h)	416,234
Fee income	220,789	(4,022)	(i)	216,767
Other income	45,483	(1,999)	(h)	43,484
Total revenues	2,796,734	(247,194)		2,549,540
Expenses
Property operating expense	1,113,509	(67,196)	(h)	1,046,313
Interest expense	574,822	(38,566)	(h)	536,256
Investment and servicing expense	67,597	(142)	(h)	67,455
Transaction costs	95,859	—		95,859
Placement fees	2,474	(1,650)	(h)	824
Depreciation and amortization	617,779	(109,265)	(h)	508,514
Provision for loan loss	19,741	—		19,741
Impairment loss	420,360	(44)	(h)	420,316
Compensation expense—cash and equity-based	346,885	(8,119)	(h)	338,766
Administrative expenses	110,982	(4,703)	(h)	106,279
Total expenses	3,370,008	(229,685)		3,140,323
Other income (loss)
Gain on sale of real estate	137,370	(24,612)	(h)	112,758
Other loss, net	(25,814)	—		(25,814)
Equity method earnings	285,151	(1,868)	(i)	283,283
Loss before income taxes	(176,567)	(43,989)		(220,556)
Income tax benefit	98,399	2,096	(h)(i)	100,495
Loss from continuing operations	(78,168)	(41,893)		(120,061)
Income from discontinued operations	13,555	—		13,555
Net loss	(64,613)	(41,893)		(106,506)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	23,543	—		23,543
Investment entities	129,996	(23,980)	(h)	106,016
Operating Company	(20,261)	(1,218)	(h)(i)	(21,479)
Net loss attributable to Colony Capital, Inc.	(197,891)	(16,695)		(214,586)
Preferred stock redemption	4,530	—		4,530
Preferred stock dividends	130,672	—		130,672
Net loss attributable to common stockholders	$(333,093)	$(16,695)		$(349,788)
Basic loss per share
Loss from continuing operations per basic common share	$(0.66)			$(0.70)	(j)
Net loss per basic common share	$(0.64)			$(0.68)	(j)
Diluted loss per share
Loss from continuing operations per diluted common share	$(0.66)			$(0.70)	(j)
Net loss per diluted common share	$(0.64)			$(0.68)	(j)
Weighted average number of shares:
Basic	532,600			532,600
Diluted	532,600			532,600

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

COLONY CAPITAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2016
(In thousands, except per share data)

	As Reported	Adjustments		Pro Forma
Revenues
Property operating income	$371,082	$(194,670)	(h)	$176,412
Interest income	385,851	(2)	(h)	385,849
Fee income	67,731	—		67,731
Other income	14,193	(1,685)	(h)	12,508
Total revenues	838,857	(196,357)		642,500
Expenses
Property operating expense	118,461	(55,924)	(h)	62,537
Interest expense	170,083	(44,834)	(h)	125,249
Investment and servicing expense	23,666	(167)	(h)	23,499
Transaction costs	40,605	(921)	(h)	39,684
Placement fees	900	—		900
Depreciation and amortization	171,682	(88,854)	(h)	82,828
Provision for loan loss	35,005	—		35,005
Impairment loss	11,717	(407)	(h)	11,310
Compensation expense—cash and equity-based	111,838	(7,856)	(h)	103,982
Administrative expenses	50,799	(2,699)	(h)	48,100
Total expenses	734,756	(201,662)		533,094
Other income
Gain on sale of real estate	73,616	(2,888)	(h)	70,728
Other gain, net	18,416	—		18,416
Equity method earnings	99,375	(27)	(i)	99,348
Income before income taxes	295,508	2,390		297,898
Income tax expense	(4,782)	586	(h)	(4,196)
Net income	290,726	2,976		293,702
Net income attributable to noncontrolling interests:
Investment entities	163,084	1,924	(h)	165,008
Operating Company	12,324	168	(h)	12,492
Net income attributable to Colony Capital, Inc.	115,318	884		116,202
Preferred stock dividends	48,159	—		48,159
Net income attributable to common stockholders	$67,159	$884		$68,043
Basic earnings per share
Income from continuing operations per basic common share	$0.39			$0.40	(j)
Net income per basic common share	$0.39			$0.40	(j)
Diluted earnings per share
Income from continuing operations per diluted common share	$0.39			$0.40	(j)
Net income per diluted common share	$0.39			$0.40	(j)
Weighted average number of shares:
Basic	164,570			164,570
Diluted	164,570			164,570

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Pro Forma Adjustments
Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)	Reflects net increase in cash of $1.16 billion as a result of the following, assuming all cash receipts and payments occurred on September 30, 2019, the date the Disposition is assumed to have closed:

•	Receipt of $5.17 billion of aggregate net proceeds from the Disposition, adjusted for debt assumed by the buyer, and transaction and other costs

•	Repayment of $1.62 billion of outstanding principal and interest on debt financing the light industrial portfolio as of September 30, 2019, net of debt assumed by the buyer

•	Payment of $8.4 million in settlement of interest rate swaps based upon fair value as of September 30, 2019 in connection with debt repayment

•	Distribution of $2.28 billion of aggregate net proceeds to noncontrolling interests in investment entities, adjusted for carried interest allocated to the Company from its sponsored industrial funds

•	Removal of $39.8 million of cash balance as of September 30, 2019 related to the light industrial portfolio and management platform

•	Payment of $40.6 million to certain employees, representing 50% of carried interest allocated to the Company

•	Payment of $16.9 million of severance and other compensation triggered by the Disposition

•	Payment of $2.0 million income tax expense on the gain from disposition of the management platform

(b)	Reflects net proceeds held in escrow to be distributed upon finalization of all closing contingencies and adjustment.

(c)
Reflects removal of assets, liabilities and share of net assets allocated to noncontrolling interests in investment entities related to the light Industrial portfolio and management platform as of September 30, 2019.

(d)	Reclassification from additional paid-in capital to distributions in excess of earnings in connection with acceleration of equity awards upon closing of the Disposition.

(e)	Reflects net decrease to distributions in excess of earnings of $450.3 million as a result of the following:

•
The Company’s estimated share of gain on Disposition of $535.9 million, calculated based upon net assets as of September 30, 2019, after adjustment for $7.1 million of deferred financing costs written off in connection with debt repayment and realization of loss on interest rate swaps (see (f) below). The preliminary gain calculation is subject to revision upon finalization of all closing contingencies and adjustments.

•	$17.7 million representing 50% of the Company’s carried interest allocated to certain employees, net of carried interest compensation accrued as of September 30, 2019

•	Reclassification from additional paid-in capital to distributions in excess of earnings in connection with acceleration of equity awards (see (d) above)

•	$13.2 million representing severance and other compensation triggered by the Disposition, net of amounts accrued as of September 30, 2019

•	$2.0 million income tax expense on the gain from disposition of the management platform

•
Allocation to noncontrolling interests in the Company’s operating subsidiary, Colony Capital Operating Company, LLC (the "Operating Company"), of the net impact of the above pro forma adjustments affecting earnings (see (g) below)

(f)	Reclassification of unrealized loss as of September 30, 2019 on interest rate swaps, designated as cash flow hedges, from accumulated other comprehensive income to distribution in excess of earnings.

(g)	Allocation to noncontrolling interests in the Operating Company of the net impact of pro forma adjustments affecting distributions in excess of earnings.
Unaudited Pro Forma Condensed Consolidated Statements of Operations

(h)	Reflects adjustments to exclude revenue and expenses in connection with holding and operating the light industrial portfolio.

(i)
Reflects adjustments to exclude amounts related to management of third party capital invested in the light industrial portfolio, including fee income from management of the industrial open-end fund, and carried interest from the industrial open-end fund with 50% allocated to certain employees as compensation expense, and related income tax provision.

(j)	Reflects pro forma basic and diluted earnings (loss) per share from continuing operations after giving effect to pro forma adjustments to the consolidated statements of operations.